Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED OFFICE LEASE
This FIRST AMENDMENT TO AMENDED AND RESTATED OFFICE LEASE (this “Amendment”) is dated for reference purposes only as of March 27, 2020, by and between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company (“Landlord”), and MUFG UNION BANK, N.A., a national banking association (“Tenant”).
R E C I T A L S:
A.Landlord and Tenant entered into that certain Amended and Restated Office Lease dated as of August 2, 2019 (the “Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord that certain space as more particularly described in the Lease (the “Premises”) in that certain building located at 445 South Figueroa Street, Los Angeles, California 90071 (the “Building”).
B.Capitalized terms which are used in this Amendment without definition have the meanings given to them in the Lease.
C.Tenant desires to postpone its surrender of the First Give-Back Space and that the Lease be appropriately amended.
A G R E E M E N T:
NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.First Give-Back Date. Section 1.2.1 of the Lease is hereby deleted in its entirety and replaced with the following:
“Tenant shall vacate and surrender the First Give-Back Space to Landlord no later than August 31, 2020 (the “First Give-Back Date”). Commencing from and after the First Give-Back Date, the First Give-Back Space shall be deemed surrendered by Tenant to Landlord and Lease shall be deemed terminated with respect to the First Give-Back Space (except as to those provisions that expressly survive termination of the Lease).”
For the avoidance of doubt, Tenant shall be permitted to occupy the First Give-Back Space (i.e., the entire second (2nd), third (3rd), fourth (4th), and ninth (9th) floors of the Building) for an additional three (3) months (the “First Give-Back Space Extended Term”) beyond the Second Commencement Date, in accordance with the terms of the Lease, as amended hereby (the “Amended Lease”). Pursuant to the Lease, reference to the term “Premises” shall be expanded to include all space leased by Tenant from time to time in accordance with the provisions of the Amended Lease.
2.Base Rent. During the First Give-Back Space Extended Term, Tenant shall pay monthly installments of Base Rent for the First Give Back Space in the amount of $249,731.10 per month.
3.Tenant’s Share of Direct Expenses. During the First Give-Back Space Extended Term, Tenant’s Share of Direct Expenses for the First Give-Back Space shall be 10.32%, based on the First Give-Back Space consisting of approximately 62,694 rentable square feet and the Building consisting of approximately 607,517 rentable square feet. Tenant shall continue to pay Tenant’s Share of Direct

Expenses during the First Give-Back Space Extended Term for the portions of the Premises in accordance with the terms and conditions of the Amended Lease.
4.Brokers. Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, other than Cushman & Wakefield, representing Landlord, and CBRE, Inc., representing Tenant, that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Amendment. Landlord and Tenant shall indemnify, defend and hold the other harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission, compensation or fees claimed by any other broker or agent in connection with this Amendment or its negotiation by reason of any act of the indemnifying party.
5.Authority. Each signatory of this Amendment on behalf of Tenant and Landlord represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
6.No Other Modification. Landlord and Tenant agree that except as otherwise specifically modified in this Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Amendment. To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern the parties. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

TENANT:

MUFG UNION BANK, N.A., a national banking association
By:		/s/ Grant Harris
Name: Grant Harris
Title: Director Corporate Real Estate - Retail

By:
Name: ______________________________
Title: ______________________________

LANDLORD:

KBSII 445 SOUTH FIGUEROA, LLC a Delaware limited liability company
By:		KBS Capital Advisors LLC, a Delaware limited liability company, its authorized agent

	By:	/s/ Tim Helgeson
Name: Tim Helgeson
Its: _____________________________
3